Exhibit 99.1

Contacts:	For Media:	John Calagna
MetLife
(212) 578-6252

	For Investors:	John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2017 RESULTS

NEW YORK, Nov. 1, 2017 – MetLife, Inc. (NYSE: MET) today announced its results for the period ended September 30, 2017.

Third Quarter Results Summary

•	Net loss of $87 million, compared to net income of $571 million in the third quarter of 2016, including $1.1 billion in Brighthouse Financial, Inc. (“Brighthouse”) separation-related charges. On a per share basis, the net loss was $0.08, compared to net income of $0.51 in the prior-year period.

•	Net loss includes $124 million, after tax, in net derivative losses reflecting changes in foreign currencies, interest rates and equity markets.

•	Operating Earnings* of $1.2 billion, or $1.09 per share.

•	Book value was $51.83 per share down 25 percent from $69.35 per share at September 30, 2016, primarily due to the separation of Brighthouse.

•	Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was $40.96 per share, down 23 percent from $53.40 per share at September 30, 2016.

•	Return on Equity (ROE) of (0.6) percent.

•	Operating ROE*, excluding AOCI other than FCTA, of 9.6% percent; Operating tangible ROE* of 12.0 percent.

“Now that we have successfully completed the separation of our U.S. retail business, we look forward to delivering more predictable earnings and stronger free cash flow in the protection and fee-based businesses that form the core of the new MetLife,” said Steven A. Kandarian, chairman, president and CEO, MetLife Inc. “I am pleased with our volume growth and the solid operating results we delivered in the third quarter.”

Third Quarter 2017 Summary

(In millions, except per share data)	Three months ended September 30
	2017	2016	Change
Premiums, fees & other revenues	$12,605	$11,536	9%
Net investment income	4,295	4,609	(7)%
Net investment gains (losses)	(606)	231
Net derivative gains (losses)	(190)	(543)	(65)%

Total revenues	$16,104	$15,833	2%

Total operating revenues	$16,776	$16,010	5%
Operating premiums, fees & other revenues	$12,620	$11,731	8%

Net income (loss)	$(87)	$571
Net income (loss) per share	$(0.08)	$0.51

Operating earnings	$1,168	$1,355	(14)%
Operating earnings per share	$1.09	$1.22	(11)%

Book value per share	$51.83	$69.35	(25)%
Book value per share, excluding AOCI other than FCTA	$40.96	$53.40	(23)%
Book value per share – tangible common stockholders’ equity	$31.92	$44.40	(28)%

ROE	(0.6)%	3.0%
ROE, excluding AOCI other than FCTA	(0.7)%	3.9%
Tangible ROE	(0.8)%	4.8%
Operating ROE, excluding AOCI other than FCTA	9.6%	9.3%
Operating tangible ROE	12.0%	11.2%

MetLife reported a third quarter 2017 net loss of $87 million, compared to net income of $571 million in the third quarter of 2016. On a per share basis, the net loss was $0.08, compared to net income of $0.51 in the prior-year period. The results of Brighthouse are reflected as discontinued operations, and prior period results have been revised accordingly.

Net derivative losses amounted to $124 million after tax during the quarter. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in foreign currencies, interest rates and equity markets. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Supplemental slides for the third quarter of 2017, titled “3Q17 Supplemental Slides,” are available on the MetLife Investor Relations website at www.metlife.com in the Conferences & Presentations section, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission (SEC) in connection with this earnings news release.

Premiums, fees & other revenues were $12.6 billion, up 9 percent over the third quarter of 2016.

Operating premiums, fees & other revenues* were $12.6 billion, up 8 percent, and 9 percent on a constant currency basis over the prior-year period.

MetLife reported operating earnings of $1.2 billion, down 14 percent from the third quarter of 2016, and 13 percent on a constant currency basis*. On a per share basis, operating earnings were $1.09, down 11 percent from the prior-year quarter.

Operating Earnings by Segment Summary

Segment	Change from prior-year period	Change (from prior-year period on a constant currency basis)
U.S.	(1)%	(1)%
Asia	(3)%	0%
Latin America	23%	18%
Europe, the Middle East and Africa (EMEA)	(4)%	(1)%
MetLife Holdings	54%	54%

Business Discussions

All comparisons of the results for the third quarter of 2017 in the business discussions that follow are with the third quarter of 2016, unless otherwise noted. See third quarter 2017 notable items table that follows at the end of the business discussion section of this release for additional information on notables incurred in the third quarter of 2017.

U.S.

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$546	$552	(1)%
Operating premiums, fees & other revenues	$7,431	$6,373	17%
Operating premiums, fees & other revenues, excluding pension risk transfers	$5,602	$5,382	4%
Notable items	$(10)	$17

•	Total operating earnings for the U.S. were $546 million, down 1 percent, with favorable underwriting and volume growth offset by lower interest margins.

•	Excluding notable items from both periods, operating earnings were up 4 percent.

•	Operating return on allocated equity was 21.4 percent, and operating return on allocated tangible equity was 24.9 percent.

•	Operating premiums, fees & other revenues were $7.4 billion, up 17 percent. Excluding pension risk transfers, operating premiums, fees & other revenues were up 4 percent.

Group Benefits

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$241	$186	30%
Operating premiums, fees & other revenues	$4,073	$4,050	1%
Notable items	$0	$12

•	Operating earnings for Group Benefits were $241 million, up 30 percent, due to strong group life and non-medical health underwriting.

•	Excluding notable items from both periods, operating earnings were up 39 percent.

•	Operating premiums, fees & other revenues were $4.1 billion, up 1 percent.

•	Sales for Group Benefits were up 22 percent year to date.

Retirement and Income Solutions

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$254	$308	(18)%
Operating premiums, fees & other revenues	$2,459	$1,441	71%
Notable items	$0	$(11)

•	Operating earnings for Retirement and Income Solutions were $254 million, down 18 percent, primarily due to a decline in interest margins, and less favorable underwriting.

•	Excluding notable items from both periods, operating earnings were down 20 percent.

•	Operating premiums, fees & other revenues were $2.5 billion, up 71 percent from the prior-year period, driven by pension risk transfer transactions in the quarter.

•	Excluding pension risk transfers, operating premiums, fees & other revenues were up 40 percent.

Property & Casualty

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$51	$58	(12)%
Operating premiums, fees & other revenues	$899	$882	2%
Notable items	$(10)	$16

•	Operating earnings for Property & Casualty were $51 million, down 12 percent, primarily due to higher catastrophe losses from hurricanes Harvey and Irma.

•	Excluding notable items from both periods, operating earnings were up 45 percent, reflecting a continued improvement in auto results.

•	Operating premiums, fees & other revenues were $899 million, up 2 percent.

•	Property & Casualty sales were $134 million, up 1 percent.

ASIA

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$314	$324	(3)%
Operating earnings (constant currency)	$314	$314	0%
Operating premiums, fees & other revenues	$2,165	$2,228	(3)%
Notable items	$(4)	$(25)

•	Operating earnings for Asia were $314 million, down 3 percent, and unchanged on a constant currency basis, as volume growth and the actuarial assumption review were offset by a higher 2017 annual Japan tax rate.

•	Excluding notable items from both periods on a constant currency basis, operating earnings were down 6 percent.

•	Operating return on allocated equity was 10.0 percent, and operating return on allocated tangible equity was 16.0 percent.

•	Operating premiums fees & other revenues were $2.2 billion, down 3 percent on a reported basis, but up 3 percent on a constant currency basis.

•	Total sales for the region were $565 million, up 3 percent on a constant currency basis. Emerging market sales were up 14 percent on a constant currency basis, primarily due to agency growth in China.

LATIN AMERICA

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$163	$133	23%
Operating earnings (constant currency)	$163	$138	18%
Operating premiums, fees & other revenues	$937	$891	5%
Notable items	$15	$7

•	Operating earnings for Latin America were $163 million, up 23 percent, and 18 percent on a constant currency basis, due to favorable underwriting and volume growth.

•	Excluding notable items from both periods on a constant currency basis, operating earnings were up 13 percent.

•	Operating return on allocated equity was 22.2 percent, and operating return on allocated tangible equity was 38.3 percent.

•	Operating premiums, fees & other revenues were $937 million, up 5 percent, and 2 percent on a constant currency basis.

•	Total sales for the region were up 6 percent on a constant currency basis, driven by growth across the region.

EMEA

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$71	$74	(4)%
Operating earnings (constant currency)	$71	$72	(1)%
Operating premiums, fees & other revenues	$634	$621	2%
Notable items	$(8)	$(16)

•	Operating earnings for EMEA were $71 million, down 4 percent, and 1 percent on a constant currency basis, as volume growth and expense margin improvements were offset by less favorable underwriting and the impact from several non-recurring items, primarily in the prior year period.

•	Excluding notable items from both periods on a constant currency basis, operating earnings were down 10 percent.

•	Operating return on allocated equity was 8.8 percent, and operating return on allocated tangible equity was 14.5 percent.

•	Operating premiums, fees & other revenues were $634 million, up 2 percent on a reported and constant currency basis. Growth was 5 percent on a constant currency basis excluding the impact from the actuarial assumption update in both periods.

•	Total sales for the region were $257 million, up 9 percent on a constant currency basis, driven by strong growth in the Gulf and Turkey.

METLIFE HOLDINGS

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$410	$266	54%
Operating premiums, fees & other revenues	$1,375	$1,555	(12)%
Notable items	$150	$(30)

•	Operating earnings for MetLife Holdings were $410 million, up 54 percent, mostly due to the third quarter actuarial assumption review in both periods.

•	Excluding notable items from both periods, operating earnings were down 12 percent, primarily due to lower interest margins.

•	Operating return on allocated equity was 14.6 percent, and operating return on allocated tangible equity was 16.3 percent.

•	Operating premiums, fees & other revenues were $1.4 billion, down 12 percent, mostly due to separation-related impacts.

CORPORATE & OTHER

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Operating earnings	$(336)	$6
Notable items	$(184)	$(6)

•	Corporate & Other had an operating loss of $336 million, compared to operating earnings of $6 million in the third quarter of 2016. The current period includes a net tax loss of $167 million, as well as $17 million related to the company’s unit cost initiative.

INVESTMENTS

(In millions)	Three months ended September 30, 2017	Three months ended September 30, 2016	Change
Net investment income (as reported on an operating basis)	$4,156	$4,279	(3)%

•	As reported on an operating basis, net investment income was $4.2 billion, down 3 percent. Variable investment income was $236 million ($153 million, after tax and DAC), as compared to $293 million ($190 million, after tax and DAC) in the third quarter of 2016, due to the sale of a real estate joint venture interest in the prior year period and lower prepayment fee income.

•	Derivative net losses of $178 million, after tax and other adjustments, were driven by changes in foreign currencies, interest rates and equity markets. Derivative net losses in the third quarter of 2016 were $454 million, after tax.

THIRD QUARTER 2017 NOTABLE ITEMS

	Three months ended September 30, 2017 (In millions)
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Catastrophe experience and prior year development, net			$(10)						$(10)
Actuarial assumption review and other insurance adjustments				$(4)	$15	$(8)	$150		$153
Expense initiative costs								$(17)	$(17)
Tax adjustments								$(167)	$(167)
Total notable items			$(10)	$(4)	$15	$(8)	$150	$(184)	$(41)

*	Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions, as well as in the tables that accompany this news release and/or the Third Quarter 2017 Financial Supplement (which is available on the MetLife Investor Relations web page at www.metlife.com).

###

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Conference Call

MetLife will hold its third quarter 2017 earnings conference call and audio webcast on Thursday, Nov. 2, 2017, from 8-9 a.m. (EDT). The conference call will be available live via telephone and the internet. To listen via telephone, dial 800-288-8975 (U.S.) or 612-288-0337 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 10 a.m. (EDT) on Thursday, Nov. 2, 2017, until Thursday, Nov. 9, 2017, at 11:59 p.m. (EST). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 407068. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii)	operating earnings;	(iii)	operating earnings available to common shareholders;

(iv)	operating earnings per share;	(iv)	operating earnings available to common shareholders per diluted common share;

(v)	book value per share;	(v)	book value per common share;

(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;

(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;

(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (operating);

(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;

(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;

(xi)	operating return on equity, excluding AOCI other than FCTA;	(xi)	operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;

(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders’ equity; and

(xiii)	operating tangible return on equity.	(xiii)	operating return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating revenues;	(i)	revenues;

(ii)	operating expenses;	(ii)	expenses;

(iii)	operating premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;

(iv)	operating earnings;	(iv)	income (loss) from continuing operations, net of income tax;

(v)	operating earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	operating earnings available to common shareholders on a constant currency basis;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vii)	operating earnings available to common shareholders, adjusted for total notable items;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;

(viii)	operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ix)	net income (loss) available to MetLife, Inc.’s common shareholders, excluding asymmetrical and non-economic accounting;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders;

(x)	operating earnings available to common shareholders per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(xi)	operating earnings available to common shareholders, adjusted for total notable items per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(xii)	operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis per diluted common share;	(xii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(xiii)	operating return on equity;	(xiii)	return on equity;

(xiv)	operating return on equity, excluding AOCI other than FCTA;	(xiv)	return on equity;

(xv)	operating tangible ROE;	(xv)	return on equity;

(xvi)	investment portfolio gains (losses);	(xvi)	net investment gains (losses);

(xvii)	derivative gains (losses);	(xvii)	net derivative gains (losses);

(xviii)	MetLife, Inc.’s tangible common stockholders’ equity;	(xviii)	MetLife, Inc.’s stockholders’ equity;

(xix)	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items;	(xix)	MetLife, Inc.’s stockholders’ equity;

(xx)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xx)	MetLife, Inc.’s stockholders’ equity;

(xxi)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items;	(xxi)	MetLife, Inc.’s stockholders’ equity;

(xxii)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	(xxii)	MetLife, Inc.’s stockholders’ equity;

(xxiii)	Operating return on allocated tangible equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity; and	(xxiii)	return on equity; and

(xxiv)	free cash flow of all holding companies.	(xxiv)	MetLife, Inc.’s net cash provided by (used in) operating activities.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:

Operating earnings and related measures

•	operating earnings;

•	operating earnings available to common shareholders;

•	operating earnings available to common shareholders on a constant currency basis;

•	operating earnings available to common shareholders, adjusted for total notable items;

•	operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis;

•	operating earnings available to common shareholders per diluted common share;

•	operating earnings available to common shareholders, adjusted for total notable items per diluted common share; and

•	operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis per diluted common share;

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is also MetLife’s GAAP measure of segment performance. Operating earnings and other financial measures based on operating earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Operating earnings and other financial measures based on operating earnings allow analysis of our performance relative to our business plan and facilitate comparisons to industry results.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses

These financial measures, along with the related operating premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. In addition, for the year-to-date period ended September 30, 2016, operating revenues and operating expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, and (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the company’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)

These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses or goodwill impairment. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within operating earnings and not within derivative gains (losses).

Return on equity, allocated equity, tangible equity and related measures

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items.

•	Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Operating return on MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding net assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•	Operating return on MetLife, Inc.’s common stockholders’ equity: operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Operating return on allocated equity: operating earnings available to common shareholders divided by allocated equity.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, we do not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of operating earnings and other financial measures based on operating earnings mentioned above.

•	MetLife, Inc.’s tangible common shareholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items.

•	Operating return on MetLife, Inc.’s tangible common stockholders’ equity: operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Return on MetLife, Inc.’s tangible common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Operating return on allocated tangible equity: operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	Operating expense ratio: calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

•	Statistical sales information for U.S. MetLife Holdings: calculated (i) for life sales using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance, and (ii) annuity sales consist of statutory premiums, excluding company sponsored internal exchanges. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	Statistical sales information for Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•	Volume growth, as discussed in the context of business growth, is the period over period percentage change in operating earnings available to common shareholders attributable to operating premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•	Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•	MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

•	Notable items represent a positive (negative) impact to operating earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect the company’s results, but that were unknown and that the company could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of company results and to evaluate and forecast those results.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union, other disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. (“Brighthouse”); (9) our equity market exposure to Brighthouse following the separation of Brighthouse; (10) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse or its subsidiaries; (11) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (12) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (13) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (14) investment losses and defaults, and changes to investment valuations; (15) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (16) impairments of goodwill and realized losses or market value impairments to illiquid assets; (17) defaults on our mortgage loans; (18) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (19) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (20) downgrades in our claims paying ability, financial strength or credit ratings; (21) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (22) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (23) differences between actual claims experience and underwriting and reserving assumptions; (24) ineffectiveness of risk management policies and procedures; (25) catastrophe losses; (26) increasing cost and limited market capacity for statutory life insurance reserve financings; (27) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (29) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (30) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (32) changes in accounting standards, practices and/or policies; (33) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (34) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (35) difficulties in marketing and distributing products through our distribution channels; (36) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (37) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (38) any failure to protect the confidentiality of client information; (39) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (40) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Premiums	$10,876	$9,839	$29,421	$27,956
Universal life and investment-type product policy fees	1,428	1,341	4,152	4,127
Net investment income	4,295	4,609	12,909	12,527
Other revenues	301	356	935	1,309
Net investment gains (losses)	(606)	231	(439)	598
Net derivative gains (losses)	(190)	(543)	(663)	1,438

Total revenues	16,104	15,833	46,315	47,955

			.
Expenses
Policyholder benefits and claims	10,645	9,612	28,923	27,394
Interest credited to policyholder account balances	1,338	1,544	4,081	3,819
Policyholder dividends	302	302	925	924
Goodwill impairment	—	—	—	—
Capitalization of DAC	(761)	(770)	(2,218)	(2,422)
Amortization of DAC and VOBA	626	660	1,945	2,052
Amortization of negative VOBA	(32)	(55)	(113)	(221)
Interest expense on debt	284	280	851	875
Other expenses	3,201	3,101	9,439	10,012

Total expenses	15,603	14,674	43,833	42,433

Income (loss) from continuing operations before provision for income tax	501	1,159	2,482	5,522
Provision for income tax expense (benefit)	(392)	135	(148)	1,253

Income (loss) from continuing operations, net of income tax	893	1,024	2,630	4,269
Income (loss) from discontinued operations, net of income tax	(968)	(451)	(989)	(1,379)

Net income (loss)	(75)	573	1,641	2,890
Less: Net income (loss) attributable to noncontrolling interests	6	(4)	12	2

Net income (loss) attributable to MetLife, Inc.	(81)	577	1,629	2,888
Less: Preferred stock dividends	6	6	58	58

Net income (loss) available to MetLife, Inc.’s common shareholders	$(87)	$571	$1,571	$2,830

See footnotes on last page.

MetLife, Inc.

(Unaudited)

(In millions, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted (1)
Reconciliation to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$(87)	$(0.08)	$571	$0.51	$1,571	$1.45	$2,830	$2.55

Adjustments from net income (loss) available to common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses) (2)	(606)	(0.57)	231	0.21	(439)	(0.40)	598	0.54
Net derivative gains (losses) (2)	(190)	(0.18)	(543)	(0.49)	(663)	(0.61)	1,438	1.30
Premiums	(37)	(0.03)	(206)	(0.19)	(347)	(0.32)	(98)	(0.09)
Universal life and investment-type product policy fees	36	0.03	14	0.01	74	0.07	137	0.12
Net investment income	139	0.13	330	0.31	468	0.43	226	0.20
Other revenues	(14)	(0.01)	(3)	—	(119)	(0.11)	11	0.01
Policyholder benefits and claims and policyholder dividends (2)	(230)	(0.21)	165	0.15	(206)	(0.19)	56	0.05
Interest credited to policyholder account balances	(233)	(0.22)	(518)	(0.46)	(874)	(0.82)	(757)	(0.67)
Capitalization of DAC	(4)	—	(23)	(0.02)	(34)	(0.03)	22	0.02
Amortization of DAC and VOBA (2)	(73)	(0.07)	112	0.10	(40)	(0.04)	303	0.27
Amortization of negative VOBA	2	—	5	—	8	0.01	43	0.04
Interest expense on debt	—	—	13	0.01	16	0.01	38	0.03
Other operating expenses	(80)	(0.07)	(106)	(0.10)	(272)	(0.25)	(351)	(0.32)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit (2)	1,009	0.94	192	0.17	1,405	1.30	(438)	(0.39)
Income (loss) from discontinued operations, net of income tax	(968)	(0.90)	(451)	(0.41)	(989)	(0.91)	(1,379)	(1.25)
Add: Net income (loss) attributable to noncontrolling interests	6	0.01	(4)	—	12	0.01	2	—

Operating earnings available to common shareholders	1,168	1.09	1,355	1.22	3,595	3.32	2,983	2.69
Less: Total notable items (3)	(41)	(0.04)	(53)	(0.05)	(119)	(0.11)	(555)	(0.50)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$1,209	$1.13	$1,408	$1.27	$3,714	$3.43	$3,538	$3.19

Operating earnings available to common shareholders on a constant currency basis	$1,168	$1.09	$1,348	$1.22	$3,595	$3.32	$2,957	$2.67
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3)	$1,209	$1.13	$1,401	$1.26	$3,714	$3.43	$3,512	$3.17
Weighted average common shares outstanding - diluted		1,071.5		1,109.3		1,084.0		1,109.0

	For the Three Months Ended
	September 30,
Asymmetrical and Non-Economic Accounting	2017	2016
Net income (loss) available to MetLife’s, Inc.’s common shareholders	$(87)	$571

Adjustments for asymmetrical and non-economic accounting:
Less: Net derivative gains (losses)	(200)	(423)
Net investment gains (losses)	(16)	41
Other adjustments	34	17

Net income (loss) available to MetLife Inc.’s common shareholders, excluding asymmetrical and non-economic accounting	$95	$936

See footnotes on last page.

MetLife, Inc.

(Unaudited)

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Premiums, Fees and Other Revenues
Total premiums, fees and other revenues	$12,605	$11,536	$34,508	$33,392
Less: Unearned revenue adjustments	4	(5)	14	28
GMIB fees	32	31	94	93
Settlement of foreign currency earnings hedges	5	7	16	6
Divested businesses and Lag elimination (4)	(56)	(228)	(516)	(77)

Total operating premiums, fees and other revenues	$12,620	$11,731	$34,900	$33,342

Net Investment Income
Net investment income	$4,295	$4,609	$12,909	$12,527
Less: Investment hedge adjustments	(97)	(150)	(350)	(428)
Operating joint venture adjustments	—	—	—	5
Unit-linked contract income	234	529	864	623
Securitization entities income	—	—	—	—
Divested businesses and Lag elimination (4)	2	(49)	(46)	26

Net investment income, as reported on an operating basis	$4,156	$4,279	$12,441	$12,301

Revenues and Expenses
Total revenues	$16,104	$15,833	$46,315	$47,955
Less: Net investment (gains) losses	(606)	231	(439)	598
Less: Net derivative (gains) losses	(190)	(543)	(663)	1,438
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	4	(5)	14	28
Less: Other adjustments to revenues:
GMIB fees	32	31	94	93
Investment hedge adjustments	(97)	(150)	(350)	(428)
Operating joint venture adjustments	—	—	—	5
Unit-linked contract income	234	529	864	623
Securitization entities income	—	—	—	—
Settlement of foreign currency earnings hedges	5	7	16	6
Divested businesses and Lag elimination (4)	(54)	(277)	(562)	(51)

Total operating revenues	$16,776	$16,010	$47,341	$45,643

Total expenses	$15,603	$14,674	$43,833	$42,433
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	(2)	(82)	(32)	(215)
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
Inflation and pass through adjustments	(28)	(20)	46	78
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	138	37	259	25
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	6	3	11	10
PAB hedge adjustments	(1)	(1)	(3)	(2)
Unit-linked contract costs	229	505	844	614
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	(10)	7	(17)	(2)
Regulatory implementation costs	—	—	—	—
Acquisition, integration and other costs	20	11	42	33
Divested businesses and Lag elimination (4)	266	(108)	252	105

Total operating expenses	$14,985	$14,322	$42,431	$41,787

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	September 30,
Book Value (5)	2017	2016
Book value per common share	$51.83	$69.35
Less: Net unrealized investment gains (losses), net of income tax	12.65	17.88
Defined benefit plans adjustment, net of income tax	(1.78)	(1.93)

Book value per common share, excluding AOCI other than FCTA	40.96	53.40
Less: Goodwill, net of income tax	8.69	8.59
VODA and VOCRA, net of income tax	0.35	0.41

Book value per common share—tangible common stockholders’ equity	$31.92	$44.40

Book value per common share	$51.83	$69.35
Less: Net unrealized investment gains (losses), net of income tax	12.65	17.88
Defined benefit plans adjustment, net of income tax	(1.78)	(1.93)

Book value per common share, excluding AOCI other than FCTA	40.96	53.40
Less: Net equity of assets and liabilities of disposed subsidiary, excluding AOCI other than FCTA	—	16.67

Book value per common share—common stockholders’ equity excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	$40.96	$36.73

Common shares outstanding, end of period (In millions)	1,054.3	1,099.0

	For the Three Months Ended
	September 30, (6)
Return on Equity	2017	2016
Return on MetLife, Inc.’s:
Common stockholders’ equity	(0.6)%	3.0%
Common stockholders’ equity, excluding AOCI other than FCTA	(0.7)%	3.9%
Tangible common stockholders’ equity	(0.8)%	4.8%

Operating return on MetLife, Inc.’s:
Common stockholders’ equity	7.7%	7.1%
Common stockholders’ equity, excluding AOCI other than FCTA	9.6%	9.3%
Common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items (3), (7)	9.9%	9.6%
Common stockholders’ equity excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	11.3%	13.6%
Tangible common stockholders’ equity	12.0%	11.2%
Tangible common stockholders’ equity, adjusted for total notable items (3), (7)	12.4%	11.6%

Return on Allocated Equity:
U.S.	22.4%	19.2%
Asia	7.7%	13.0%
Latin America	30.4%	19.0%
EMEA	7.6%	14.1%
MetLife Holdings	8.2%	(2.2)%

Return on Allocated Tangible Equity:
U.S.	26.1%	21.1%
Asia	12.3%	22.5%
Latin America	52.3%	30.2%
EMEA	12.5%	24.2%
MetLife Holdings	9.2%	(2.1)%

Operating Return on Allocated Equity:
U.S.	21.4%	20.4%
Asia	10.0%	11.7%
Latin America	22.2%	17.3%
EMEA	8.8%	9.2%
MetLife Holdings	14.6%	9.6%

Operating Return on Allocated Tangible Equity:
U.S.	24.9%	22.4%
Asia	16.0%	20.2%
Latin America	38.3%	27.5%
EMEA	14.5%	15.8%
MetLife Holdings	16.3%	10.2%

See footnotes on last page.

MetLife, Inc.

Operating Earnings Available to Common Shareholders

(Unaudited)

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
U.S.:
Operating earnings available to common shareholders	$546	$552	$1,548	$1,401
Less: Total notable items (3)	(10)	17	(33)	(101)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$556	$535	$1,581	$1,502

Operating earnings available to common shareholders on a constant currency basis (8)	$546	$552	$1,548	$1,401
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$556	$535	$1,581	$1,502

Group Benefits:
Operating earnings available to common shareholders	$241	$186	$638	$513
Less: Total notable items (3)	—	12	3	9

Operating earnings available to common shareholders, adjusted for total notable items (3)	$241	$174	$635	$504

Operating earnings available to common shareholders on a constant currency basis (8)	$241	$186	$638	$513
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$241	$174	$635	$504

Retirement & Income Solutions:
Operating earnings available to common shareholders	$254	$308	$802	$810
Less: Total notable items (3)	—	(11)	17	(59)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$254	$319	$785	$869

Operating earnings available to common shareholders on a constant currency basis (8)	$254	$308	$802	$810
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$254	$319	$785	$869

Property & Casualty:
Operating earnings available to common shareholders	$51	$58	$108	$78
Less: Total notable items (3)	(10)	16	(53)	(51)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$61	$42	$161	$129

Operating earnings available to common shareholders on a constant currency basis (8)	$51	$58	$108	$78
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$61	$42	$161	$129

Asia:
Operating earnings available to common shareholders	$314	$324	$919	$888
Less: Total notable items (3)	(4)	(25)	5	(79)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$318	$349	$914	$967

Operating earnings available to common shareholders on a constant currency basis	$314	$314	$919	$882
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3)	$318	$339	$914	$961

Latin America:
Operating earnings available to common shareholders	$163	$133	$460	$421
Less: Total notable items (3)	15	7	14	(8)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$148	$126	$446	$429

Operating earnings available to common shareholders on a constant currency basis	$163	$138	$460	$416
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3)	$148	$131	$446	$424

EMEA:
Operating earnings available to common shareholders	$71	$74	$218	$201
Less: Total notable items (3)	(8)	(16)	(8)	(16)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$79	$90	$226	$217

Operating earnings available to common shareholders on a constant currency basis	$71	$72	$218	$186
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3)	$79	$88	$226	$202

MetLife Holdings:
Operating earnings available to common shareholders	$410	$266	$1,030	$500
Less: Total notable items (3)	150	(30)	187	(342)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$260	$296	$843	$842

Operating earnings available to common shareholders on a constant currency basis (8)	$410	$266	$1,030	$500
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$260	$296	$843	$842

Corporate & Other:
Operating earnings available to common shareholders	$(336)	$6	$(580)	$(428)
Less: Total notable items (3)	(184)	(6)	(284)	(9)

Operating earnings available to common shareholders, adjusted for total notable items (3)	$(152)	$12	$(296)	$(419)

Operating earnings available to common shareholders on a constant currency basis (8)	$(336)	$6	$(580)	$(428)
Operating earnings available to common shareholders, adjusted for total notable items, on a constant currency basis (3), (8)	$(152)	$12	$(296)	$(419)

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
Loss on Separation	2017
	(In millions)
Net investment losses	738	$738
Policyholder benefits and claims	147	147
Other expenses	107	218

Loss from separation included in continuing operations, before tax	992	1,103
Tax benefits related to Separation	888	927

Loss from separation included in continuing operations, net of tax	104	176
Loss from separation included in discontinued operations, net of tax	980	1,171

Total loss recognized in connection with the separation	$1,084	$1,347

(1)	Operating earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of operating earnings available to common shareholders, adjusted for total notable items and total notable items.
(2)	The impacts of asymmetrical and non-economic accounting on operating earnings for the three months ended September 30, 2017 are as follows: i) Net investment gains (losses) - ($25) million; ii) Net derivative gains (losses) - ($281) million; iii) Inflation and pass through adjustments - $28 million; iv) Amortization of DAC and VOBA - $25 million; and v) Provision for income tax (expense) benefit - $88 million.
(3)	Notable Items reflect the unexpected impact of events that affect the Company’s results, but that were unknown and that the Company could not anticipate when it devised its Business Plan. Notable Items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of Company results and to evaluate and forecast those results. Notable Items can affect the Company’s results either positively or negatively.
(4)	For the nine months ended September 30, 2016, Divested businesses and Lag elimination includes adjustments related to the financial impact of converting MetLife’s Japan operations to calendar year end reporting without retrospective application of this change to prior periods.
(5)	Book values exclude $2,066 million of equity related to preferred stock at both September 30, 2017 and 2016.
(6)	Annualized using quarter-to-date results.
(7)	Adjusted for total notable items for the reported periods presented in calculating the ratios.
(8)	Amounts on a reported basis, as constant currency impact is not significant.